UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010 (January 11, 2010)

 Burlington Northern Santa Fe Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11535	41-1804964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive
Fort Worth, Texas  76131
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (800) 795-2673

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On January 8, 2010, the plan administrator of each of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan, the Burlington Northern Santa Fe Investment and Retirement Plan and the BNSF Railway Company 401(k) Retirement Plan for TCU Employees (collectively, the “Plans”) delivered to Burlington Northern Santa Fe Corporation (“BNSF”) a notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding certain restrictions on the shares of BNSF Common Stock (“BNSF Shares”) held by the Plans that will be imposed in connection with the anticipated acquisition of BNSF by Berkshire Hathaway, Inc. (the “Acquisition”).  On January 11, 2010, BNSF sent a notice (the “Blackout Notice”) to its directors and executive officers informing them that, as a result of such Plan restrictions, a blackout period will be imposed on them, during which they will be subject to certain trading restrictions with respect to BNSF Shares.

The reason for the blackout period is that Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally impose certain restrictions on trading in issuer shares by directors and executive officers in the event that 50% or more of an issuer’s plan participants are so restricted with respect to the shares in their plan accounts.  The plan administrators have decided to impose restrictions on the BNSF Shares held in the Plans in order to allow themselves to process and implement participants’ instructions with respect to the election of the type of consideration participants will receive in the Acquisition.  Participants will be prevented from exchanging their account balances into or out of the BNSF Company Stock Fund, making a contribution or loan repayment to the BNSF Company Stock Fund, taking a loan from the BNSF Company Stock Fund or obtaining a distribution or withdrawal from the BNSF Company Stock Fund.

The blackout period is scheduled to begin on January 27, 2010 and end during the week of February 22, 2010.  During the blackout period, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any BNSF Share or derivative security with respect to BNSF Shares acquired in connection with their service or employment as a director or executive officer of BNSF, subject to certain limited exemptions.

During the blackout period that will apply to directors and executive officers and for a period of two years after the ending date of the blackout period, a BNSF security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to:

James H. Gallegos
Vice President and Corporate General Counsel
BNSF Railway Company
2500 Lou Menk Drive
Fort Worth, TX  76131
(817) 352-2369

A copy of the Blackout Notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Blackout Notice, dated January 11, 2010, provided to directors and executive officers of BNSF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Dated: January 11, 2010	By:	/s/ James H. Gallegos
	Name:	James H. Gallegos
	Title:	Vice President--Corporate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Blackout Notice, dated January 11, 2010, provided to directors and executive officers of BNSF.